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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 18, 1997


                            CALENERGY COMPANY, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                 ------------
                (State or other jurisdiction of incorporation)


       1-9874                                           94-2213782
-----------------------                     -----------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


302 South 36th Street, Suite 400
        Omaha, NE                                                   68131
---------------------------------------                           ----------
(Address of principal executive offices)                          (Zip Code)



                                (402) 341-4500
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On July 18, 1997, CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation (the "Registrant"), commenced an offer (the "Offer") to purchase 6,540,670 shares of Common Stock, par value $6.66-2/3 per share ("Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), net to the seller in cash, without interest thereon. The 6,540,670 Shares sought pursuant to the Offer constitute, together with the Shares currently beneficially owned by the Purchaser, approximately 9.9% of the Company's outstanding Shares, based on the Company's public reports. The aggregate consideration payable by the Purchaser with respect to the Shares to be purchased in the Offer is approximately $160 million. The Offer will expire at 12:00 midnight, New York City time, on Thursday, August 14, unless the Offer is extended.

         The Offer is not subject to any financing condition. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser and its affiliates, represents at least 9.9% of the Shares outstanding and (2) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The Offer is also subject to certain other terms and conditions.

         The purpose of the Offer is to enable the Purchaser to acquire the Shares, which together with the Shares currently beneficially owned by the Purchaser, will represent 9.9% of the total number of Shares outstanding. In order for the Purchaser to acquire more than 9.9% of the outstanding Shares, the Purchaser will be required to obtain certain regulatory approvals, including approvals from the Public Service Commission of the State of New York and the Federal Energy Regulatory Commission.

         Following completion of the Offer, the Purchaser intends to seek regulatory approvals permitting the acquisition and ownership of 100% of the Common Stock and thereafter to acquire all of the outstanding Shares it does not then own. In order to make such acquisition, the Purchaser currently intends, following completion of the Offer, to offer (the "Subsequent Offer") to acquire all of the Common Stock it does not then own.

         The Subsequent Offer will be subject to a number of conditions to which the Offer is not subject, including the receipt of all required regulatory approvals, the availability of financing, the inapplicability of certain takeover defenses and certain other conditions. As a result of the regulatory approval requirement, the Purchaser believes that the Subsequent Offer will not be capable of being consummated for a significant period of time after it is commenced. The Purchaser expects that the consideration to be paid in the Subsequent Offer will be higher than the consideration to be paid in the Offer, but no assurance can be given that the net present value of that consideration will be higher than the sum of the consideration to be paid in the Offer plus the net present value of any regular dividends that may be paid prior to the time the Subsequent Offer can be completed. The consideration to be paid in the Subsequent Offer may be cash, securities or a combination thereof.

         CalEnergy and the Purchaser intend to continue their efforts to seek to negotiate an acquisition agreement with the Company. No assurance can be given, however, that any such


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negotiations will be entered into or successfully completed, or as to the terms of any agreement that may be reached. If the current Board of Directors of the Company continues to refuse to negotiate with CalEnergy and the Purchaser, CalEnergy and the Purchaser plan to take actions to remove and replace the current Board of Directors either through a consent solicitation or through a proxy contest.

         On July 18, 1997, the Purchaser filed a Statement on Schedule 14D-1 relating to the Offer with the Securities and Exchange Commission pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, a copy of which is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the Offer to Purchase, dated July 18, 1997, which appears as Exhibit (a)(1) to the Schedule 14D-1 and is hereby incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired:  None

         (b)  Pro Forma Financial Information:  None

         (c)  Exhibits:

                99.1 Statement on Schedule 14D-1 filed with the Securities and Exchange Commission on July 18, 1997 pursuant to Rule 14d-3 under the Securities Exchange Act of 1934.



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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CALENERGY COMPANY, INC.

DATE: July 22, 1997                           By: /s/  Steven A. McArthur
                                                 -----------------------
                                                 Name: Steven A. McArthur
                                                 Title:  Senior Vice President,
                                                         General Counsel and
                                                         Secretary


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EXHIBIT INDEX
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Exhibit No.              Document
-----------              --------
    99.1                 Statement on Schedule 14D-1 filed with the Securities
                         and Exchange Commission on July 18, 1997 pursuant to
                         Rule 14d-3 under the Securities and Exchange Act of
                         1934.



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